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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form SB-2 of China Evergreen Environmental Corporation (the "Company") of our report dated March 11, 2005, except for note 34 as to which the date is April 15, 2005, on our audit of the consolidated financial statements of the Company as of December 31, 2004 and for the fiscal years ended December 31, 2004 and December 31, 2003. We also consent to the use of our name in this Registration Statement on Form SB-2 as it appears under the caption "Experts."


                                                              /s/ PKF, Hong Kong


Hong Kong, China
October 14, 2005